Exhibit 99.1

August 17, 2015

William G. Kachioff

Re:Separation Agreement

Dear Bill:

This letter sets forth the terms of your separation agreement (the “Agreement”) that Biocept, Inc. (the “Company”) is offering to you to aid in your employment transition.  Upon your timely execution below, this Agreement replaces and supersedes in its entirety the Employment Agreement between you and the Company dated August 1, 2011 (the “Employment Agreement”).

1.Separation.  Pursuant to Section 4.2 of the Employment Agreement, you and the Company mutually agree to terminate your employment relationship on the terms set forth in this Agreement.  Your last day of work with the Company and your employment termination date will be effective as of August 21, 2015 (the “Separation Date”), unless either you or the Company terminates your employment sooner pursuant to Section 2(b) below.

2.Transition Period.  From the date you execute this Agreement until the Separation Date (the “Transition Period”), you will continue to be employed by the Company on the following terms:

(a)Duties.  You will be expected to perform your current duties, transition your work load, and provide other transition assistance as requested by the Company.  The Company will continue to pay your regular base salary and you can continue to participate in the employee benefit plans in which you are currently enrolled (subject to the terms and conditions of those benefit plans).  During the Transition Period, you agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing your job duties.  You further agree that during the Transition Period, you will not represent or purport to represent the Company in any manner whatsoever to any third party (excluding interactions with third parties in the ordinary course of business and consistent with past practice as necessary to perform your duties), unless authorized by the Chairman of the Board of Directors of the Company, in writing, to do so, and  you will discuss your interactions with third parties with the Chairman of the Board of Directors once a week.

(b)Employment Termination During the Transition Period.  You may resign your employment for any reason, or the Company may terminate your employment for Cause (as defined in your Employment Agreement), at any time prior to the Separation Date, upon notice to the other party and the date of such termination or resignation shall be the “Early Separation Date”.  As of your Early Separation Date, all payments of compensation by the Company hereunder will terminate immediately (except as to amounts already earned), and you will no longer be eligible for participation in any Company benefit plans. For the avoidance of doubt, if, prior to the Separation Date either (i) the Company terminates your employment for Cause or (ii) you resign for any reason, then you will not be eligible to receive the Severance Benefits detailed in Section 4 of this Agreement.

3.Accrued Salary and PTO.  The Company will pay you all accrued salary, and all accrued and unused PTO earned through the Separation Date or Early Separation Date, as applicable, subject to standard payroll deductions and withholdings.  You will receive these payments regardless of whether you enter into this Agreement.

4.Severance Benefits.  If you remain an employee in good standing through the Separation Date, then you will be eligible for the severance benefits described in this Section 4 (the “Severance Benefits”), provided that, on or within twenty-one (21) days from the Separation Date, you sign, date, and return to the Company the General Release of Claims (the “General Release”) attached hereto as Exhibit A, and permit the General Release to become effective and irrevocable in accordance with its terms (which shall in no event occur later than thirty (30) days after your Separation Date).  The Severance Benefits are as follows:

(a)The Company will pay you cash severance in an amount equal to six  (6) months of your base salary in effect as of the date of this Agreement, subject to standard payroll deductions and withholdings, to be paid in a single lump-sum payment within ten (10) business days of the effective date of the General Release (such payment, the “Cash Severance”).

(b)Provided that you and/or your eligible dependents elect continued medical insurance coverage in accordance with the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986 and any other applicable state and federal law (commonly referred to as “COBRA”), the Company shall pay to you, on the first day of each month, a fully taxable cash payment equal to the applicable COBRA premiums for that month (including premiums for you and your eligible dependents who have elected and remain enrolled in such COBRA coverage), subject to applicable tax withholdings (such amount, the “Special Severance Payment”), for a number of months equal to the lesser of (i) the duration of the period in which you and your eligible dependents are enrolled in such COBRA coverage (and not otherwise covered by another employer’s group health plan that does not impose an applicable preexisting condition exclusion) and (ii) six  (6) months. You may, but are not obligated to, use such Special Severance Payment toward the cost of COBRA premiums. On the forty-fifth (45th) day following your Separation Date, the Company will make the first payment to you under this Section, in a lump sum, equal to the aggregate Special Severance Payments that the Company would have paid to you through such date had the Special Severance Payments commenced on the first day of the first month following the termination of employment through such day, with the balance of the Special Severance Payments paid thereafter on the schedule described above. In the event you become covered under another employer’s group health plan (other than a plan that imposes a preexisting condition exclusion unless the preexisting condition exclusion does not apply) or otherwise cease to be eligible for COBRA during the period provided in this Section, then you must immediately notify the Company of such event, and the Special Severance Payments shall cease. Notwithstanding the foregoing, if the Company determines in its sole discretion that it may pay COBRA premiums for you and any of your dependents covered under the Company’s group health plan immediately prior to such termination of employment without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in lieu of paying you the Special Severance Payments described above, for a period equal to six (6) months commencing one calendar day following your Separation Date, the Company shall pay COBRA premiums for you and your dependents covered under the Company’s group health plan immediately prior to such termination of employment, provided that the Company may cease making such premium payments when you secure other employment and become eligible to participate in the health insurance plan of your new employer (other than a plan that imposes a preexisting condition exclusion unless the preexisting condition exclusion does not apply).

(c)You shall be issued all shares of the Company's common stock underlying outstanding restricted stock unit awards covering the Company's common stock that you hold as of the Separation Date (the “RSUs”), to the extent such shares have not previously been issued to you.  All such shares and all other shares that have previously been issued to you under restricted stock units covering the Company's common stock are yours to keep.  In accordance with the terms of your RSUs, as a precondition to the issuance and delivery of the shares of common stock of the Company in respect of such RSUs, you agree that unless determined otherwise between you and the Company, the Company shall withhold from cash otherwise due to you from the Company, including from the Severance Benefits, an amount necessary to satisfy all federal, state and local required employee-side withholding taxes in respect of the RSUs and the issuance and delivery of shares thereunder.  Except for as set forth in this Agreement, each of your RSUs and options to purchase shares of the Company's common stock shall remain subject to all the terms and conditions of the equity plan and award agreement under which each such award was granted.

(d)You acknowledge and agree that the Severance Benefits in this Section 4 are in lieu of, and fully satisfy the Company’s obligations with regard to, any other severance benefits that you may be entitled to receive (including but not limited to severance benefits under the Employment Agreement), and that to the extent this Agreement differs from the Employment Agreement with respect to the provision  of any severance benefits, this Agreement nevertheless supersedes the Company’s severance obligations to you under the Employment Agreement or otherwise.

5.Consulting Agreement.  In addition to the Severance Benefits, the Company agrees to retain you, and you agree to provide consulting services for the Company, under the following terms and conditions (the “Consulting Relationship”):

(a)The Consulting Relationship will be deemed to have commenced on the date you receive the Cash Severance and will continue for a period of three months, unless terminated earlier pursuant to Section 5(h) below (the “Consulting Period”).

(b)You agree to provide consulting services to the Company in any area of your expertise, including but not limited to, transitioning outstanding projects, tasks and relationships to other Company personnel (the “Consulting Services”).  You will not be required to provide Consulting Services for more than five hours in any week during the Consulting Period, and you will not be required to report to the Company’s offices during the Consulting Period.  The Consulting Services will be provided at a time, place, and location mutually agreed upon by you and the Company.

(c)Your relationship with the Company during the Consulting Period will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship after the Separation Date.  You will not be entitled to any of the benefits which the Company may make available to its employees, including but not limited to, group health or life insurance, profit-sharing or retirement benefits, and you acknowledge and agree that your relationship with the Company during the Consulting Period will not be subject to the Fair Labor Standards Act, the California Labor Code or other laws or regulations governing employment relationships.

(d)Each month during the Consulting Period, and provided that you remain in compliance with your obligations hereunder and under any other agreements or policies of the Company, you will receive as consulting fees the amount of $5,000 for each such month (the “Consulting Fees”).  Because you will be providing the Consulting Services as an independent contractor, the Company will not withhold any amount for taxes, social security or other payroll deductions from the Consulting Fees.  The Company will report the Consulting Fees on an IRS Form 1099.  You acknowledge that you will be entirely responsible for payment of any taxes that may be due on the Consulting Fees.

(e)You will have no responsibilities or authority as a consultant to the Company other than as provided above.  You will have no authority to bind the Company to any contractual obligations, whether written, oral or implied, except with the written authorization of the Chairman of the Board or the Chief Executive Officer of the Company.  You agree not to represent or purport to represent the Company in any manner whatsoever to any third party (including but not limited to customers, potential customers, investors, business partners or vendors), unless authorized by the Chairman of the Board or the Chief Executive Officer of the Company, in writing, to do so.

(f)You agree that, during the Consulting Period and thereafter, you will not use or disclose, other than in furtherance of the Consulting Services, any confidential or proprietary information or materials of the Company, including any confidential or proprietary information that you obtain or develop in the course of performing the Consulting Services.  Any and all work product you create in the course of performing the Consulting Services (if any) will be the sole and exclusive property of the Company.  You hereby assign to the Company all right, title, and interest in all inventions, techniques, processes, materials, and other intellectual property developed in the course of performing the Consulting Services.

(g)Throughout the Consulting Period, you retain the right to engage in employment, consulting, or other work relationships in addition to your Consulting Services for the Company, so long as such activities do not present a conflict of interest with the Company’s business, or interfere with your continuing obligations owed to the Company.  In the event that it is unclear to you whether a particular activity would breach this commitment, you agree to contact the Chairman of the Board or the Chief Executive Officer of the Company to seek clarification.

(h)If, during the Consulting Period, you materially breach this Agreement (including any material breach of any of the representations, warranties or commitments made by you in this Agreement) or your continuing obligations owed to the Company (including but not limited to those in the PIIA (as defined in Section 8)) the Company shall be permitted to terminate the Consulting Period upon written notice to you.

6.Other Compensation and Benefits.  You acknowledge that, except as expressly provided in this Agreement, you have not earned and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits prior to, on, or after the Separation Date, with the exception of any vested benefits you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account).   You acknowledge that you hold outstanding stock options covering common stock of the Company that, pursuant to their terms, will cease vesting upon your Separation Date and will terminate on the three (3) month anniversary of your Separation Date.

7.Return of Company Property.  You shall return to the Company, no later than the close of business on the Separation Date or the Early Separation Date, as applicable (or earlier, if requested by the Company), all Company documents (and all copies thereof) and other Company property which you have in your possession or control, including, but not limited to:  (a) all Company files, computer files and any and all other computer-recorded and electronically-recorded information; (b) all notes, correspondence, email, memoranda, notebooks, drawings, records, reports, studies, plans, forecasts, compilations of data, agreements, proposals, financial and operational information, sales and marketing information, vendor information, research and development information, personnel information, contact directories or information, and specifications; (c) all tangible property and equipment (including, but not limited to, cellular telephones, facsimile machines and computer equipment of any kind), credit cards, entry cards, identification badges, and keys; and (d) any materials of any kind that contain or embody any proprietary or confidential information of the Company and its affiliated entities (and all reproductions thereof in whole or in part in any medium).  You shall make a diligent search to locate any such documents, property and information within the above-specified timeframe.  In addition, if you have used any personally owned computer, electronic device, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, then you agree to work together with the appropriate Company representatives to ensure that, no later than the Separation Date or the Early Separation Date, as applicable (or earlier, if requested by the Company), all such Company data, materials and information that is still in your possession is either transferred to the Company or already in the possession of the Company (including because it is stored on the Company server) and immediately thereafter to permanently delete and expunge such Company confidential or proprietary information from those systems without retaining any reproductions (in whole or in part).  Your timely compliance with this Section 7 is a precondition to your receipt of the Severance Benefits.  The Company will provide you with access to Company property, as necessary, to the extent needed for you to perform the Consulting Services; provided that you must return such Company property upon request and not later than the last day of the Consulting Period.

8.Proprietary Information and Inventions Agreement.  You acknowledge and reaffirm your continuing obligations under your Proprietary Information and Inventions Agreement (the “PIIA”) with the Company, which include but are not limited to your continuing obligations not to use or disclose any confidential or proprietary information of the Company.  A copy of your PIIA is attached hereto as Exhibit B.

9.Mutual Nondisparagement.  You agree not to disparage the Company, and the Company’s officers, directors, employees, shareholders, investors and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation, and the Company agrees to direct its officers and directors not to disparage you in any manner likely to be harmful to your business reputation or personal reputation; provided that the parties may respond accurately and fully to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation.

10.No Admissions.  The promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party, and neither party makes any such admission.

11.Cooperation and Assistance.  You agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company.  Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony.  The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding forgone wages, salary, or other compensation) and will make reasonable efforts to accommodate your scheduling needs.  In addition, you agree to execute all documents (if any) necessary to carry out the terms of this Agreement.

12.Dispute Resolution. To ensure the rapid and economical resolution of disputes that may arise in connection with your employment with the Company, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement or the General Release, your employment with the Company, or the termination of your employment with the Company, will be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. §§1-16, and to the fullest extent permitted by law, by final, binding and confidential arbitration conducted in San Diego, California (or such other location as mutually agreed by the parties) by JAMS, Inc. (“JAMS”) or its successors by a single arbitrator.  Both you and the Company acknowledge that by agreeing to this arbitration procedure, you each waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding.  Any such arbitration proceeding will be governed by JAMS’ then applicable rules and procedures (which can be found at http://www.jamsadr.com/rules-clauses/).  In any such proceeding, the arbitrator shall (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award.  You and the Company each shall be entitled to all rights and remedies that either would be entitled to pursue in a court of law.  Nothing in this Agreement is intended to prevent either the Company or you from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration pursuant to applicable law.  Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

13.Section 409A.  It is intended that all of the benefits and payments under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of  Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”), including but not limited to  the exempt under Treasury Regulations 1.409A‑1(b)(4), and this Agreement will be construed to the greatest extent possible as consistent with those provisions.  To the extent not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms.  For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A‑2(b)(2)(iii)), your right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.  Notwithstanding any provision to the contrary in this letter, if you are deemed by the Company at the time of your   termination that constitutes a “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i), and if any of the payments upon such separation from service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, the timing of the payments upon a separation from service will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the effective date of your separation from service, and (ii) the date of the your death (such earlier date, the “Delayed Initial Payment Date”), the Company will (A) pay to you a lump sum amount equal to the sum of the payments upon separation from service that you would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this paragraph, and (B) commence paying the balance of the payments in accordance with the applicable payment schedules set forth above. No interest will be due on any amounts so deferred.

14.Miscellaneous.  This Agreement, including the General Release and PIIA, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes the Employment Agreement and any other agreements, promises, warranties or representations concerning its subject matter.  This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company.  This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns.  If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law.  This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles.  Any ambiguity in this Agreement shall not be construed against either party as the drafter.  Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder.  This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile signatures and signatures transmitted by PDF shall be equivalent to original signatures.

If this Agreement is acceptable to you, please sign below on or within seven (7) calendar days and then promptly return the fully signed original to me.  The Company’s offer contained herein will automatically expire if we do not receive the fully signed Agreement from you within this timeframe.

We look forward to continuing to work with you during the Transition Period, and wish you the best in your future endeavors.

Sincerely,

BIOCEPT, INC.

By:	/s/ David F. Hale
David F. Hale, Chairman of the Board of Directors

Exhibit A – General Release
Exhibit B – PIIA

UNDERSTOOD AND AGREED:

/s/ William G. Kachioff
William G. Kachioff

Date: August 17, 2015

Exhibit A

GENERAL RELEASE OF CLAIMS

(To be signed on or within 21 days of the Separation Date)

1.Consideration.  In consideration of the payments and other benefits set forth in Section 4 of the Separation Agreement dated August 17, 2015 (the “Separation Agreement”), to which this General Release of Claims (the “General Release”) is attached, I, William G. Kachioff, hereby furnish Biocept, Inc. (the “Company”) with the following:

2.General Release.  I hereby generally and completely release the Company, its parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date I sign this General Release (collectively, the “Released Claims”).  The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, paid time off, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including but not limited to claims for discrimination, harassment, retaliation, attorneys’ fees, penalties, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the federal Family and Medical Leave Act (“FMLA”); the California Fair Employment and Housing Act (as amended), and the California Labor Code.

3.Excluded Claims.  Notwithstanding the foregoing, I am not releasing any right of indemnification I may have pursuant to any fully signed written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; I am not releasing any rights or claims which are not waivable as a matter of law; and I am not releasing any claims for breach of the Separation Agreement arising after the date that I sign this General Release (collectively, the “Excluded Claims”).  In addition, I understand that nothing in this General Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that I acknowledge and agree that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding.  I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

4.ADEA Waiver.  I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”).  I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this General Release; (b) I should consult with an attorney prior to signing this General Release; (c) I have twenty-one (21) days from the Separation Date to consider this General Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this General Release to revoke the ADEA Waiver; and (e) the General Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this General Release.

5.Waiver of Unknown Claims.  In releasing claims unknown to me at present, I am waiving all rights and benefits under the following provision of Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any domestic or international jurisdiction:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction

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of similar effect with respect to my release of claims contained herein, including but not limited to any unknown or unsuspected claims.

This General Release, together with the Separation Agreement and the PIIA, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company that is not expressly stated herein.  This General Release may only be modified by a writing signed by both me and a duly authorized officer of the Company.

By:
William G. Kachioff
Date:

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Exhibit B

BIOCEPT, INC.

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

In consideration of my employment or continued employment by Biocept, Inc. (the “Company”), and the compensation now and hereafter paid to me, I, William G. Kachioff, hereby agree as follows:

1. NONDISCLOSURE.

1.1 Recognition of Company’s Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s and/or its Affiliates’ Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns. For purposes of this Agreement, “Affiliate” means, with respect to any specific entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified entity.

1.2 Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company and/or its Affiliates. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company and/or its Affiliates. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2. ASSIGNMENT OF INVENTIONS.

2.1 Proprietary Rights. The term “Proprietary Rights” shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

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2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

2.3 Assignment of Inventions. Subject to Sections 2.4 and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as “Company Inventions”.

2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter “Section 2870”). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire”, pursuant to United States Copyright Act (17 U.S.C., Section 101).

2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall

2.

continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company, I will not induce or solicit any employee of the Company to leave the employ of the Company. I agree further that for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company, I will not, directly or indirectly, solicit the business of any client or customer of the Company with whom I had direct or indirect contact or whose identity I learned as a result of my employment with the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement. Notwithstanding the Parties’ agreement, to the extent a Court or other tribunal requires an undertaking or bond I agree that an undertaking in the amount of $1,000 is sufficient to protect my rights and interests.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the Party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10. GENERAL PROVISIONS.

3.

10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California; as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

10.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without Cause.

10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. Specifically, this agreement replaces and supersedes that certain Confidential Disclosure Agreement executed among us on July 5, 2011. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the Party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with the Company, namely: August 1, 2011.

4.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.

Dated: July 6, 2011

/s/ William G. Kachioff
(Signature)

William G. Kachioff

Accepted and Agreed To:

Biocept, Inc.

By:

Title:

Dated:

5.

Exhibit A to PIIA

LIMITED EXCLUSION NOTIFICATION

This is to notify you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

1.	Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;
2.	Result from any work performed by you for the Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I acknowledge receipt of a copy of this notification.

/s/ William G. Kachioff
William G. Kachioff

	Date:	July 6, 2011

Witnessed by:

1.

Exhibit B to PIIA

TO:	Biocept, Inc.

FROM:	William G. Kachioff

DATE:	August 1, 2011

SUBJECT:	Previous Inventions

1.      Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Biocept, Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☒	No inventions or improvements.

☐	See below:

☐	Additional sheets attached.

2.      Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship

1.

2.

3.

☐	Additional sheets attached.

2.